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                                                                    EXHIBIT 99.2
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of Protection One, Inc.: Registration Statement on Form S-1 as amended by Post-Effective Amendment No. 1 on Form S-3 (Registration No. 33-83494), Registration Statement on Form S-8 (Registration Statement No. 33-95702), Registration Statement on Form S-8 (Registration Statement No. 33-97542), Registration Statement on Form S-3 (Registration Statement No. 33-99220), Registration Statement on Form S-8 (Registration Statement No. 333-02892), Registration Statement on Form S-3 (Registration Statement No. 333-09401), Registration Statement on Form S-3 (Registration Statement No. 333-13733), Registration Statement on Form S-3 (Registration Statement No. 333-18159), Registration Statement on Form S-8 (Registration Statement No. 333-20245), and Registration Statement on Form S-8 (Registration Statement No. 333-24493) of our report on Network Multi-Family Security Corporation dated February 27, 1997, appearing in the Proxy Statement of Protection One, Inc. dated November 3, 1997.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP


Des Moines, Iowa
November 4, 1997